UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

Currenc Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-41079	98-1602649
(State or Other Jurisdiction of Incorporation)	(Commission File number)	(IRS Employer Identification No.)

410 North Bridge Road,
SPACES City Hall, Singapore 188726
(Address of Principal Executive Offices, including Zip Code)

+66 6407-7362

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, pay value $0.0001 per share	CURR	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Interim Chief Financial Officer

On April 15, 2025, Ronnie Ka Wah Hui ceased to be employed as the interim Chief Financial Officer of Currenc Group, Inc. (the “Company”).

Appointment of New Chief Financial Officer

On April 10, 2025, the Company made an offer of employment to Mr. Wan Lung Eng (“Mr. Eng”) pursuant to which Mr Eng will serve as the Company’s Chief Financial Officer (the “Employment Agreement”). Mr. Eng is expected to commence employment with the Company on or about April 16, 2025 (the “Effective Date”).

Mr. Eng, age 48, previously served as Chief Financial Officer (“CFO”) of VitalCheck Wellness, New York, starting from 2022. Prior to his role at VitalCheck Wellness, Mr. Eng held several financial leadership roles, including as a Chief Financial Officer at Teclison in 2022 and as Chief Financial Officer at Spectral MD from 2020 to 2021.

Pursuant to the Employment Agreement, Mr. Eng’s annual salary will be $300,000 with a guaranteed quarterly bonus of $25,000, an annual performance bonus based on the achievement of key performance indicators established by the Board will be granted, a certain number of stock option under the Company’s equity incentive plan, with the final number of options and strike price to be determined will be granted on the unconditional date, the date falling 3 months after the Effective Date (“Unconditional Date”).

In addition to accrued obligations owed to Mr. Eng upon his termination of employment for any or no reason, the Employment Agreement, following the Unconditional Date, also provides the following severance benefits (the “Severance Benefit”) (i) if the employment period is terminated by the Company without Cause (as defined below) or by the Executive with Good Reason (as defined below), then, in addition to the Final Compensation (as defined below), for a period of three (3) months following the date of termination, executive shall be entitled to (a) continue to receive executive’s Base Salary; (b) continue to participate in group medical and dental plans for Company employees to the extent permitted under applicable law, and the Company shall continue to contribute to the premium cost of executive and eligible immediate family members’ participation in the Company’s group medical and dental plans as set forth in Section 3(d) in the Employment Agreement, provided that executive is entitled to continue such participation under applicable law and plan terms; (c) have all unvested equity awards granted to executive become vested; and (d) receive payment for all accrued but unused vacation. In addition, the Company shall pay executive any bonus compensation otherwise payable pursuant to Section 3(b) for the fiscal year preceding that in which termination occurs that is unpaid on the date of termination (regardless of whether executive remains continuously employed per the Employment Agreement through the applicable payment date). Executive shall not be entitled to any other salary, compensation or benefits after termination of the employment period, except as specifically provided for in the Company’s employee benefit plans or as otherwise expressly provided for in the Employment Agreement or as required by applicable law.

There are no arrangements or understandings between Mr. Eng and any other person pursuant to which Mr. Eng was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Eng and any director or executive officer of the Company, and he has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The above description of the Employment Agreement is a summary and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

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Item 7.01 Regulation FD Disclosure.

On April 15, 2025, the Company issued a press release announcing Mr. Eng’s appointment. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 10, 2025, by and between Currenc Group, Inc. and Mr. Wan Lung Eng.
99.1	Press Release, dated April 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CURRENC GROUP, INC.

Date: April 16, 2025	By:	/s/ Ronnie Ka Wah Hui
	Name:	Ronnie Ka Wah Hui
	Title:	Chief Executive Officer

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